August 1, 2012
Board of Trustees
AIM International Mutual Funds (Invesco International Mutual Funds) (the “Trust”)
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173

Re:	Initial Capital Investment in New Portfolio of the Trust
Ladies and Gentlemen:
We are purchasing shares of the Invesco Global Opportunities Fund and the Invesco Select Opportunities Fund (the “Funds”), new portfolios of the Trust, for the purpose of providing initial investment for the Funds. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.
We hereby agree to purchase shares equal to the following dollar amount for the Funds:

FUND AND CLASS	AMOUNT	PURCHASE DATE
Initial investment as sole shareholder

Invesco Global Opportunities Fund –
Class A	$10.00	August 1, 2012
Class C	$10.00	August 1, 2012
Class R	$10.00	August 1, 2012
Class Y	$10.00	August 1, 2012
Institutional Class	$10.00	August 1, 2012

Invesco Select Opportunities Fund –
Class A	$10.00	August 1, 2012
Class C	$10.00	August 1, 2012
Class R	$10.00	August 1, 2012
Class Y	$10.00	August 1, 2012
Institutional Class	$10.00	August 1, 2012

FUND AND CLASS	AMOUNT	DATE
Initial investment for the purpose of commencing operations

Invesco Global Opportunities Fund –
Class A	$1,485,000	August 2, 2012
Class C	$10,000	August 2, 2012
Class R	$10,000	August 2, 2012

August 1, 2012

FUND AND CLASS	AMOUNT	DATE
Class Y	$1,485,000	August 2, 2012
Institutional Class	$10,000	August 2, 2012

Invesco Select Opportunities Fund –
Class A	$985,000	August 2, 2012
Class C	$10,000	August 2, 2012
Class R	$10,000	August 2, 2012
Class Y	$985,000	August 2, 2012
Institutional Class	$10,000	August 2, 2012
We understand that the initial net asset value per share for each portfolio named above will be $10.00. We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Trust.
We further agree to provide the Trust with at least three business day’s advance written notice of any intended redemption of amounts invested for the purpose of commencing operations and agree that we will work with the Trust with respect to the amount of such redemption so as not to place a burden on the Trust and to facilitate normal portfolio management of the Funds.
Sincerely yours,
INVESCO ADVISERS, INC.

/s/ John M. Zerr
John M. Zerr
Senior Vice President

cc:	Mark Gregson Michael Hanna